                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          NETWORK EVENT THEATER, INC.,

                                  NEW CW, INC.,

                              COLLEGEWEB.COM, INC.,

                               J. ALEXANDER CHRISS

                                       AND

                                 TODD M. RAGAZA


                              Dated August 3, 1999

                          AGREEMENT AND PLAN OF MERGER

                              Dated August 3, 1999

            The parties to this agreement and plan of merger are Network Event Theater, Inc., a Delaware corporation ("NET"), New CW, Inc., a Delaware corporation and a wholly-owned subsidiary of NET ("New CW"), CollegeWeb.com, Inc., a Delaware corporation ("CW"), and the stockholders named at the end of this agreement (collectively, the "Stockholders").

            The parties agree as follows:

1. The Merger

      1.1 The Merger. Upon the terms of this agreement and subject to the provisions of the Delaware General Corporation Law (the "Law"), New CW shall be merged with and into CW (the "Merger"). CW shall be the surviving corporation in the Merger (the "Surviving Corporation").

      1.2 Consummation of the Merger. If NET exercises the option (the "Option") to acquire CW pursuant to the option agreement dated this date among the parties to this agreement, then, subject to the provisions of this agreement, the parties shall cause the Merger to be consummated by filing with the secretary of state of the state of Delaware a duly executed and verified certificate of merger promptly, and in any case not later than five business days after that option is exercised and notice of such exercise is given to CW and the Stockholders, and shall take all other action required by law to effect the Merger. The Merger shall become effective upon the filing referred to in the preceding sentence. At the time the Merger becomes effective (the "Effective Time"), the separate corporate existence of New CW shall cease.

      1.3 Organizational Documents. The certificate of incorporation and by-laws of New CW, as in effect on the date of this agreement, shall be the certificate of incorporation and by-laws, respectively, of the Surviving Corporation.

      1.4 Directors and Officers and Managers. Persons to be named by NET before the Effective Time shall be the directors and officers of the Surviving Corporation, until their respective successors are duly elected and qualified.

      1.5 Conversion

            (a) At the Effective Time, (i) the shares of common stock, $.01 par value, of CW ("CW Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of CW, all of which shall be cancelled) shall, by virtue of the Merger and without any action on the part of any person or entity, be converted into the right to receive a number of shares of common stock, $.01 par value, of NET ("NET Common Stock") determined by dividing (A) the Basic Purchase Price (as defined in section 1.5(e)) by (B) the Average Price (as defined in section 1.5(e)), and each holder of issued and outstanding shares of CW Common Stock immediately prior to the Effective Time (other than shares held in the treasury of CW) shall be entitled to receive his, her or its proportionate number of whole shares of NET Common Stock (it being understood that CW shall advise NET, in writing, prior to the Effective Time of the number of such shares that each such holder is entitled to receive, which advice NET may rely on, and the Stockholders shall jointly and severally indemnify and hold NET harmless from and against any loss, liability, damage or expense (including reasonable attorneys' fees) in respect thereof); and (ii) each share of common stock, $.01 par value, of New CW issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any person or entity, be converted into and become one share of CW Common Stock.

            (b) All NET Common Stock issued in the Merger will be duly authorized, validly issued and fully paid and non-assessable, and shall be free and clear of all liens, claims, encumbrances or restrictions ("Liens") (other than any Liens that may arise from any action of the stockholder to whom the shares are issued).

            (c) The holders of shares of CW Common Stock immediately prior to the Effective Time shall cease to have any rights as stockholders of CW and their sole right shall be the right to receive the number of whole shares of NET Common Stock into which their shares of CW Common Stock have been converted pursuant to section 1.5(a).

            (d) CW and the Stockholders shall cause each option or other right to acquire shares of CW Common Stock that is outstanding to be cancelled prior to the Effective Time.

            (e) (i) "Average Price" means the average closing price of a share of NET Common Stock on the Nasdaq National Market on the 30 trading days immediately preceding the third day preceding the date on which NET exercises the Option.

                  (ii) "Basic Purchase Price" means an amount equal to (A) $2,500,000, increased by (B) the net proceeds to the Company after the date of this agreement and before the Effective Time from the exercise of any outstanding options referred to in the first sentence of section 3.2, and reduced by (C) the sum of all of CW's liabilities immediately prior to the Effective Time in excess of $300,000, based on NET's independent accountants' estimate thereof (it being understood and agreed that, if NET's independent accountants' estimate is incorrect for any reason, the Basic Purchase Price shall be adjusted from time to time upward or downward, as appropriate, and, if the adjustment is upward, the number of shares of NET Common Stock issued to the holders of CW Common Stock before the Effective Time shall be increased by the nearest whole number of shares (determined by dividing the amount of such adjustment by the Average Price), as and when such adjustment occurs or as soon thereafter as practicable).

      1.6 Exchange of Certificates Representing NET Common Stock. Immediately after the Effective Time, (i) NET shall issue to each former holder of CW Common Stock certificates representing at least 85.7% of the number of shares of NET Common Stock issuable in exchange for outstanding shares of CW Common Stock pursuant to section 1.5(a) (it being understood that, as a result of NET's inspection and examination under section 4.6 and its review of the financial statements referred to in section 4.7, NET may, but shall not be required to, determine, in its sole and absolute discretion, that it will so issue to each Stockholder more than the number of shares of NET Common Stock referred to in this clause (i)), and (ii) NET shall issue to an escrow agent to be designated by NET, which shall be a commercial bank of national reputation that shall have executed and delivered an escrow agreement in substantially the form of exhibit A (the "Escrow Agreement"), the balance of the shares of NET Common Stock NET estimates will be issuable in exchange for outstanding shares of CW Common Stock pursuant to section 1.5(a) (the "Escrow Shares").

2. Representations and Warranties of NET. NET represents and warrants to CW as follows:

      2.1 Organization and Qualification. Each of NET and New CW is a duly incorporated and validly existing corporation in good standing under the law of the state of Delaware, with the corporate power and authority to own its properties and conduct its business as now being conducted

      2.2 Authority for this Agreement. Each of NET and New CW has the requisite corporate power and authority to execute and deliver this agreement and the other agreements to be executed and delivered by it pursuant to this agreement (collectively, the "Agreements") and to consummate the transactions contemplated by the Agreements. Except for approval by NET's board of directors, which approval has not yet been obtained, no other corporate proceedings on the part of NET or New CW are necessary to authorize the Agreements or to consummate the transactions so contemplated. If approval by NET's board of directors is obtained, this agreement will have been duly and validly executed and delivered by each of NET and New CW, and, when the other Agreements are executed and delivered by the parties to them and assuming each Agreement constitutes the valid and binding obligation of each of the parties to them (other than NET and New CW), each Agreement will constitute a valid and binding agreement of each of NET and New CW that is a party to it, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law).

      2.3 Capitalization

            (a) The authorized capital stock of NET consists of 32,000,000 shares of NET Common Stock and 1,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"). As of the close of business on July 31, 1999, 14,965,756 shares of NET Common Stock were issued and outstanding; no shares of Preferred Stock were issued or outstanding; no shares of NET Common Stock were held in NET's treasury; and there were outstanding options and warrants to purchase an aggregate of 2,275,307 shares of NET Common Stock. Since July 31, 1999, the Company has not (i) issued any shares of NET Common Stock, other than upon the exercise of options or warrants then outstanding, (ii) granted any options, warrants or other rights to purchase shares of NET Common Stock or
(iii) split, combined or reclassified any of its shares of capital stock. All the outstanding shares of NET Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except as set forth in this section 2.2, there are no outstanding (i) shares of capital stock or other voting securities of

NET, (ii) securities of NET convertible into or exchangeable for shares of capital stock or voting securities of NET or (iii) except for securities issuable in connection with the Mergers referred to in section 6.1(b) or in connection with a proposed private placement of NET Common Stock that is pending, options, warrants, rights or other agreements or commitments to acquire from NET, or obligations of NET to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of NET, or obligations of NET to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii), collectively, the "NET Securities"). There are no outstanding obligations of NET or any subsidiary of NET to repurchase, redeem or otherwise acquire any NET Securities. Except in connection with the Mergers referred to in section 6.1(b), there are no voting trusts or other agreements or understandings to which NET or any of its subsidiaries is a party with respect to the voting of capital stock of NET or any of its subsidiaries. It is understood and agreed that, when reference is made in this agreement to a subsidiary or subsidiaries, that term does not include Common Places, LLC.

            (b) Except for the pledge of shares of certain NET's subsidiaries to First Union National Bank to secure certain loans, NET is, directly or indirectly, the record and beneficial owner of all the outstanding shares of capital stock of each of its subsidiaries, free and clear of any lien, mortgage, pledge, restriction (voting, transfer or otherwise), charge, security interest or encumbrance (a "Lien"), and there are no irrevocable proxies with respect to any such shares. There are no outstanding (i) securities of NET or any of its subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any subsidiary, or (ii) options, warrants or other rights to acquire from NET or any of its subsidiaries, or other obligations of NET or any of its subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any of its subsidiaries, or other obligations of NET or any of its subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i) and (ii), collectively, the "Subsidiary Securities"). There are no outstanding obligations of NET or any of its subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

      2.4 Absence of Certain Changes. Except as disclosed in the SEC Reports (as defined in section 2.5), since March 31, 1999, NET and its subsidiaries taken as a whole have not suffered any Material Adverse Effect.

      2.5 Reports

            (a) NET has filed with the Securities and Exchange Commission (the "SEC") all forms, reports and documents required to be filed by it pursuant to applicable law, all of which have complied as of their respective filing dates in all material respects with all applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules under the Exchange Act. None of the filings by NET with the SEC (the "SEC Reports"), including, without limitation, any financial statements or schedules included or incorporated by reference in the SEC Reports, at the time filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. NET is in compliance in all material respects with all reporting and filing requirements of the Exchange Act.

            (b) The consolidated financial statements of NET included (or incorporated by reference) in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except to the extent set forth in those financial statements, including the notes, if any) and present fairly in all material respects the consolidated financial position of NET as of their respective dates, and the consolidated results of operations and changes in financial condition and cash flows for the periods presented, subject, in the case of the unaudited interim financial statements, to normal, recurring, year-end adjustments. The consolidated balance sheet of NET as of March 31, 1999 and the notes thereto included in the SEC Reports reflect all liabilities required by generally accepted accounting principles applied on a consistent basis to be reflected therein.

      2.6 Consents and Approvals; No Violation. Neither the execution and delivery of the Agreements by NET or New CW nor the consummation of the transactions contemplated by the Agreements will (a) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of NET or any of its subsidiaries; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) pursuant to the Securities Exchange Act of 1934 or (ii) the filing of a certificate of merger pursuant to the Delaware General Corporation Law (the "Law"); (c) result in a material default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which NET or any of its subsidiaries is a party or by which any of them or any of their assets are bound; or (d) violate in any material respect any material order, writ, injunction, decree, statute, rule or regulation applicable to NET or any of its subsidiaries or by which any material portion of their assets are bound.

      2.7 Brokers. No broker, finder or other investment banker is entitled to receive any brokerage, finder's or other fee or commission in connection with this agreement or the transactions contemplated by this agreement based upon agreements made by or on behalf of NET or any of its subsidiaries.

3. Representations and Warranties of CW and the Stockholders. CW and the Stockholders jointly and severally represent and warrant to NET as follows:

      3.1 Organization and Qualification. CW is a duly incorporated and validly existing corporation in good standing under the law of the state of Delaware, with the corporate power and authority to own its properties and conduct its business as now being conducted, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

      3.2 Capitalization. There are 3,529,412 shares of CW Common Stock issued and outstanding, and there are outstanding options to purchase an aggregate of 176,471 shares of CW Common Stock. All the outstanding shares of CW Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except as set forth in this section 3.2 or in schedule 3.2, there are no outstanding (i) shares of capital stock or voting securities of CW, (ii) securities of CW convertible into or exchangeable for capital stock or voting securities of CW or (iii) options, warrants, rights or other agreements or commitments to acquire from CW, or obligations of CW to issue, any capital stock or voting securities or securities convertible into or exchangeable for capital stock or voting securities of CW, or obligations of CW to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii), collectively, the "CW Securities"). Except as set forth in schedule 3.2, there are no outstanding obligations of CW to repurchase, redeem or otherwise acquire any CW Securities, and there are no other outstanding equity related awards. Except as set forth in schedule 3.2, there are no voting trusts or other agreements or understandings to which CW is a party with respect to the voting of capital stock of CW. CW does not own or have any liability or obligation to acquire any securities or other interest in any other business or entity.

      3.3 Authority for this Agreement. CW has the corporate power and authority to execute and deliver this agreement and to consummate the transactions contemplated by this agreement. The execution and delivery of this agreement by CW and the consummation by CW of the transactions contemplated by this agreement have been duly and validly authorized and no other proceedings on the part of CW are necessary to authorize this agreement or to consummate the transactions so contemplated. This agreement has been duly and validly executed and delivered by CW and each Stockholder and, when the other Agreements are executed and delivered by the parties to them (other than CW and the Stockholders), each Agreement constitutes or will constitute a valid and binding agreement of each of CW and the Stockholders that is a party to it, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity (whether considered in a proceeding in equity or at law).

      3.4 Absence of Certain Changes. Except as set forth in schedule 3.4, since June 30, 1999: (a) CW has not suffered any Material Adverse Effect, (b) CW has conducted its business only in the ordinary course consistent with past practice and (c) there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of CW Common Stock or any repurchase, redemption or other acquisition by CW of any outstanding CW Common Stock or other securities in, or other ownership interests in, CW; (ii) any entry into any written employment agreement with, or any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment pursuant to arrangements set forth in schedule 3.4) of compensation payable or to become payable by CW to, its employees or officers; (iii) any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such employees or officers, except increases occurring in the ordinary course of business or as required by law or as necessary to maintain tax-qualified status; or (iv) any action by CW that, if taken after the date of this agreement, would constitute a breach of section 4.4 or 4.5.

      3.5 Financial Statements and other Information. The unaudited financial statements of CW listed in schedule 3.5, copies of which previously have been furnished to NET, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except to the extent set forth in those financial statements, including the notes, if any) and present fairly in all material respects the financial position of CW as of their respective dates, and the results of operations and changes in financial condition and cash flows for the periods presented, subject to normal, recurring, year-end adjustments.

      3.6 Absence of Undisclosed Liabilities. As of the date of this agreement, CW does not have any liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, other than (a) liabilities and obligations under leases, commitments and other agreements entered into in the ordinary course of business (which, to the extent required by this agreement, are set forth in the schedules to this Agreement), (b) accounts payable and accrued expenses incurred in the ordinary course of business and (c) the liabilities set forth in schedule 3.6. CW does not know of any basis for the assertion against it of any other liability as of the date of this agreement.

      3.7 Consents and Approvals; No Violation. Neither the execution and delivery of the Agreements by CW or any Stockholder nor the consummation of the transactions contemplated by the Agreements will (a) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of CW;
(b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) pursuant to the Securities Exchange Act of 1934 or (ii) the filing of a certificate of merger pursuant to the Law; (c) result in a material default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which CW or any Stockholder is a party or by which CW or any Stockholder or any of its or their assets are bound; or (d) violate in any material respect any material order, writ, injunction, decree, statute, rule or regulation applicable to CW or any Stockholder or by which any material portion of its or their assets are bound.

      3.8 Employee Benefit Matters

            (a) For purposes of this agreement, the term "Plan" refers to the following maintained on behalf of any employee of CW (whether current, former or retired), or their beneficiaries, by CW, or any entity that would be deemed a "single employer" with CW under section 414(b), (c), (m) or (o) of the Internal Revenue Code (the "Code") or section 4001 of the Employee Retirement Income Security Act of 1974 ("ERISA") (an "ERISA Affiliate"): any "employee benefit plan" (within the meaning of section 3(3) of ERISA), or any other plan, program, agreement or commitment, an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan.
Schedule 3.8(a) lists each Plan.

            (b) Neither CW nor any of the ERISA Affiliates nor any of their respective predecessors has ever contributed to or contributes to, or otherwise participated in or participates in any "multiemployer plan" (within the meaning of section 4001(a)(3) of ERISA or section 414(f) of the Code), any single employer pension plan (within the meaning of section 4001(a)(15) of ERISA) that is subject to sections 4063 and 4064 of ERISA or any plan that is subject to Title IV of ERISA or section 412 of the Code.

            (c) CW, each ERISA Affiliate, each Plan and each "plan sponsor" (within the meaning of section 3(16) of ERISA) of each "welfare benefit plan" (within the meaning of section 3(1) of ERISA) has complied in all respects with the requirements of section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA, except for a failure or failures to comply that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (d) With respect to each Plan:

                  (i) each Plan intended to qualify under section 401(a) of the Code has been qualified since its inception and has received a determination letter from the Internal Revenue Service (the "IRS") to the effect that the Plan is qualified under section 401 of the Code and any trust maintained pursuant to the Plan is exempt from federal income taxation under section 501 of the Code and nothing has occurred that would cause the loss of such qualification or exemption or the imposition of any material penalty or tax liability upon of the remedial amendment period will apply, for a determination letter from the IRS pursuant to Revenue Procedure 93-39, for each Plan intended to qualify under section 401(a) of the Code;

                  (ii) no event has occurred in connection with which CP or any ERISA Affiliate could be subject to any material liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan, including, without limitation, section 406, 409, 502(i) or 502(l) of ERISA, or section 4975 of the Code; and

                  (iii) each material Plan complies in all material respects with the applicable requirements of ERISA and the Code.

            (e) CW has furnished NET with respect to each Plan:

                  (i) a copy of each annual report, if required by ERISA to be prepared, with respect to the Plan, together with a copy of all financial statements for each Plan, if required by ERISA to be prepared;

                  (ii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to the Plan, and, unless the Plan is embodied entirely in an insurance policy to which CW is a party, a true and complete copy of the Plan; and

                  (iii) if the Plan is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement and the latest related financial statements, if any.

            (f) Except as set forth in schedule 3.8(f), CW has not announced any plan or commitment to create any additional Plans or, except in the ordinary course of business in accordance with its customary practices or as required by law or as necessary to maintain tax-qualified status, to amend or modify any Plan.

            (g) Except as set forth in schedule 3.8(g), CW is not a party to any collective bargaining agreement.

            (h) Except as set forth in schedule 3.8(h), the consummation of the transactions contemplated by this agreement will not give rise to any liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any current, former, or retired employee or their beneficiaries solely by reason of such transactions. No amounts payable under any Plan will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

            (i) Except as set forth in schedule 3.8(i), neither CW nor any ERISA Affiliate maintains, contributes to or in any way provides for any benefits (other than under section 4980B of the Code, the Federal Social Security Act or a plan qualified under section 401(a) of the Code) to any current or future retiree or terminated employee.

      3.9 Litigation, Etc. Except as set forth in schedule 3.9, there is no claim, action, proceeding or governmental investigation pending or, to the knowledge of CW or the Stockholders, threatened against CW before any court or governmental or regulatory authority that, individually or in the aggregate, (a) could reasonably be expected to have a Material Adverse Effect or (b) has had or could reasonably be expected to have a material adverse effect on the ability of CW to consummate the transactions contemplated by this agreement or in any manner challenges or seeks to prevent, enjoin or delay the Merger.

      3.10 Tax Matters

            (a) Except as set forth in schedule 3.10(a):

                  (i) all returns and reports relating to Taxes required to be filed with respect to CW or any of its income, properties or operations have been duly filed in a timely manner (taking into account all extensions of due dates), and, to the knowledge of CW and the Stockholders, all information in such returns, declarations and reports is true, correct and complete in all material respects;

                  (ii) all Taxes attributable to CW that were shown to be due and payable on such returns and reports have been paid;

                  (iii) there is no claim or assessment pending or, to the knowledge of CW and the Stockholders, threatened against CW for any alleged material deficiency in Taxes attributable to CW;

                  (iv) CW has satisfied in all material respects for all periods all applicable withholding Tax requirements (including, without limitation, income, social security and employment tax withholding for all types of compensation); and

                  (v) CW has furnished NET complete and accurate copies of all Tax returns, and all related amendments, filed by or on behalf of CW.

            (b) Except as set forth in schedule 3.10(b), there are no agreements in effect to extend the period of limitations for the assessment or collection of any income, franchise or other Tax for which CW may be liable.

      3.11 Compliance with Law. Except as set forth in schedule 3.11, to the knowledge of CW and the Stockholders, CW is not in conflict with, or in default or violation of, any law, rule or regulation (including, but not limited to, any applicable law, rule or regulation respecting employment and employment practices, terms and conditions of employment and wages and hours), or any order, judgment or decree applicable to CW or by which any property or asset of CW is bound or affected, except where such conflicts, defaults or violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      3.12 Contracts. Schedule 3.12 contains an accurate and complete list of:
(a) all of CW's commitments and other agreements for the purchase of materials, supplies, equipment, and software, other than commitments and other agreements that were entered into in the ordinary course of business and involve an expenditure by CW of less than $10,000 for any one commitment or two or more related commitments; (b) all notes and agreements relating to any indebtedness of CW; (c) all leases or other rental agreements under which CW is either lessor or lessee; and (d) all of CW's other agreements, commitments and understandings (written or oral) that require payment by CW of more than $10,000 individually. True and complete copies of all written leases, commitments and other agreements referred to on in schedule 3.12 have been delivered or made available to NET. There are no material breaches or defaults by CW under any such agreements, and, to the knowledge of CW, there are no material breaches or defaults by the other party under any such agreements, and all such agreements are in full force and effect and are binding obligations of the parties to such agreements.

      3.13 Title to Assets. Except as set forth in schedule 3.13 and except for the Lien, if any, of current taxes not yet due and payable, CW has valid title, free and clear of any Lien, to all the assets, tangible and intangible, used in or needed to conduct CW's business, and those assets will be sufficient to enable it to continue after the Effective Time to operate all aspects of its business in the manner in which it has been operated.

      3.14 Related Party Transactions. Except as set forth in schedule 3.14, CW does not owe any amount to, or have any contract with or commitment to, or use any property (real or personal) in its business owned or leased by, any of its stockholders, or any director, officer, employee, agent or representative of CW or any of their respective affiliates.

      3.15 Permits and Licenses. CW has all permits, licenses, franchises and other authorizations ("Licenses") necessary for the conduct of its business, and all such Licenses are valid and in full force and effect, except where the failure to have such Licenses would not have a Material Adverse Effect. All Licenses held by CW that are material to its business are set forth in schedule
3.15. Any License of CW to use any software is valid and does not infringe the property rights of any third party. CW has not granted to any person or entity any interest, as licensee or otherwise, in any of its owned software or databases or in any of its lists.

      3.16 Banks; Powers of Attorney. Schedule 3.16 sets forth (a) the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which CW maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto, and (b) the names of all persons to whom CW has granted a power of attorney, together with a description thereof. CW has provided NET with true and complete copies of all bank statements received by it prior to the date of this agreement.

      3.17 Intangible Property. Schedule 3.17 sets forth a complete list of the trademarks, trade names, copyrights and logos used by CW. CW owns, free and clear of any Lien, each of those trademarks, trade names, copyrights and logos (including registrations and applications for registration of any of them), and they constitute all the trademarks, copyrights, trade names and logos necessary for the continued operation of CW's business in a manner consistent with past practice. To the knowledge of CW and the Stockholders, CW is not infringing upon any trademark, trade name, copyright or other rights of any third party; no proceedings are pending or overtly threatened alleging any such infringement; and no claim has been received by CW alleging any such infringement. To the knowledge of CW and the Stockholders, there is no violation by others of any right of CW with respect to any trademark, trade name or copyright.

      3.18 Insurance. Schedule 3.18 sets forth a complete list of all the insurance policies held by CW, specifying with respect to each policy the policy limit, type of coverage, location of the property covered, annual premium, premium payment date and expiration date. True and complete copies of all those policies have been made available to NET.

      3.19 Website Information. The Website, www.collegeweb.com, had monthly page-views for April, May and June 1999 in the amount of 15,561,500, 11,198,000 and 2,995,200, respectively, with an average visit of 23:38, 22:49 and 18:05 minutes, respectively.

      3.20 Brokers. No broker, finder or other investment banker is entitled to receive any brokerage, finder's or other fee or commission in connection with this agreement or the transactions contemplated by this agreement based upon agreements made by or on behalf of CW.

4. Covenants

      4.1 Confidentiality. In the event of termination of this agreement, NET shall return to CW, and CW and the Stockholders shall return to NET, all non-public documents, work papers and other material (including, to the extent practicable, all copies) obtained pursuant to this agreement or in connection with the transactions contemplated by this agreement. The parties shall use all reasonable efforts to keep confidential any information obtained pursuant to this agreement or in connection with the transactions contemplated by this agreement, unless such information is readily ascertainable from public or published information or trade sources or is otherwise available to a particular party as a creditor or stockholder of another party.

      4.2 Public Announcements. NET shall not make, issue or release any other public announcement concerning the terms, conditions or status of the transactions contemplated by this agreement, without giving CW reasonable advance notice and making a good faith attempt to obtain the prior approval of CW with respect to the contents of such announcement, which approval shall not be unreasonably withheld or delayed. CW shall not make, issue or release any public announcement concerning the terms, conditions or status of the transactions contemplated by this agreement, without the prior approval of NET.

      4.3 Employment Agreements. Immediately prior to the Effective Time, J. Alexander Chriss and Todd M. Ragaza shall, and NET shall cause Common Places, LLC ("CP") to, execute and deliver employment agreements in the forms of exhibits B and C, respectively.

      4.4 Ordinary Course of Business. CW shall (a) conduct its business in the ordinary course, consistent with past practice; (b) use its best efforts to preserve all present relationships with persons having business dealings with it; and (c) use its best efforts to maintain, preserve and protect its assets and goodwill.

      4.5 Restricted Activities and Transactions. CW shall not engage in any of the following activities or transactions without the prior written approval NET:

            (a) amend its certificate of incorporation or by-laws;

            (b) except for issuances of CW Common Stock pursuant to outstanding options, issue, sell or deliver, or agree to issue, sell or deliver, any CW Common Stock or any securities convertible into or exchangeable for CW Common Stock, or grant or issue, or agree to grant or issue, any options, warrants, incentive awards or other rights to acquire any such securities;

            (c) borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), other than indebtedness for money borrowed from NET and any other liability incurred in the ordinary course of business, or issue, sell or deliver, or agree to issue, sell or deliver, any bonds, debentures, notes or other debt securities;

            (d) declare or pay any dividend or make any distribution on or in respect of CW Common Stock, whether in cash, stock or property or, directly or indirectly, redeem, purchase or otherwise acquire any CW Common Stock or make any other distribution of its assets to the holders of CW Common Stock;

            (e) sell, transfer or acquire, or agree to sell, transfer or acquire, any properties or assets, tangible or intangible, other than in the ordinary course of business and for consideration at least equal to the fair market value of the properties or assets transferred;

            (f) except as specifically permitted by this agreement, enter into any contract, agreement, lease or understanding, other than any contract, agreement, lease or understanding entered into in the ordinary course of business that is not material;

            (g) grant any increase in compensation, hire any additional employees or enter into any employment agreement;

            (h) become liable for or make any material change in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement or other employee or executive benefit plan, payment or arrangement, except as required by law;

            (i) except as contemplated by this agreement, merge or consolidate with any other entity, or acquire stock or, except in the ordinary course of business, any business, property or assets of any other person or entity;

            (j) except as required by law or by subsequently promulgated generally accepted accounting principles, alter the manner of keeping its books, accounts or records, or alter the accounting practices reflected in such books, accounts or records; or

            (k) take any other action that would cause any of CW's representations and warranties in this agreement not to be true and correct in all material respects on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time.

      4.6 Access to Records and Properties; Opportunity to Ask Questions. CW shall make available for inspection by NET or its representatives, and NET shall make available for inspection by CW or its representatives, during normal business hours, the premises, corporate records, books of account, contracts and all other documents of reasonably requested by NET and its authorized employees, counsel and auditors in order to permit them to make a reasonable inspection and examination of the business and affairs of CW or NET, as the case may be. Each of CW and NET shall cause its managerial employees, counsel and independent accountants to be available upon reasonable notice to answer questions of NET's or CW's representatives, as the case may be, concerning its business and affairs, and shall cause them to make available all relevant books and records in connection with such inspection and examination, provided that these activities are conducted in a manner that does not unreasonably interfere with the other's business.

      4.7 Supplements to Written Disclosures and Financial Statements. CW shall promptly deliver to NET any information concerning events subsequent to the date of this agreement necessary to supplement the representations and warranties of CW in this agreement in order that the information be kept current, complete and accurate in all material respects, it being understood and agreed that the delivery of such information shall not constitute a waiver by NET of any rights as a result of a misrepresentation or breach of warranty in section 3. In addition, not later than 30 days after the date of this agreement, CW shall deliver to NET financial statements for CW for the year ended December 31, 1998, which shall be audited and reported upon by Ernst & Young LLP at NET's expense, and unaudited financial statements for CW for each of the three months ended March 31, 1999 and June 30, 1999, at CW's expense, in each case prepared in accordance with generally accepted accounting principles consistently applied.

      4.8 Further Assurances. Each party shall (a) execute and deliver such instruments and take such other action as the others may reasonably request to carry out this agreement, and (b) use all reasonable efforts to obtain the consents of all parties to all agreements and other documents necessary for the consummation of the transactions contemplated by this agreement.

5. Indemnification and Related Matters

      5.1 Indemnification

            (a) Subject to the provisions of this section 5, the Stockholders shall jointly and severally indemnify and hold NET harmless from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees) resulting from any breach of warranty, covenant or agreement, or any misrepresentation, by CW or the Stockholders under this agreement.

            (b) Subject to the provisions of this section 5, NET shall indemnify and hold the Stockholders harmless from and against all losses, liabilities damages and expenses (including reasonable attorneys' fees) resulting from any breach of warranty covenant or agreement, or any misrepresentation, by NET under this agreement.

      5.2 Related Matters. Except as specifically set forth in this agreement, no party has made or shall have liability for any representation or warranty, express or implied, in connection with the transactions contemplated by this agreement. The parties agree that the remedies provided in this section 5 are the exclusive remedies for breach of warranty, covenant and agreement, and misrepresentation, under this agreement.

      5.3 Time and Manner of Certain Claims. The representations, warranties, covenants and agreements in this agreement shall survive the Effective Time. The party seeking indemnification (the "Indemnified Party") shall give the party from whom Indemnification (the "Indemnifying Party") is sought a written notice ("Notice of Claim") within 90 days of the discovery of any matter in respect of which the right to indemnification contained in this section 5 may be claimed; provided, that the failure to give such notice within such 90-day period shall not result in a waiver or loss of any right to bring such claim hereunder after such period. Notwithstanding the foregoing, failure to give such notice will terminate any obligation of the Indemnifying Party with respect to such claim to the extent such failure actually prejudiced the Indemnifying Party. In the event a claim is pending or threatened or the Indemnified Party has a reasonable belief as to the validity of the basis for such claim, the Indemnified Party may give written notice (a "Notice of Possible Claim") of such claim to the Indemnifying Party, regardless of whether any loss has yet arisen from such claim. However, a party shall have no liability under this agreement for breach of warranty, covenant or agreement, or misrepresentation, unless a Notice of Claim or Notice of Possible Claim therefor is delivered by the party seeking to be indemnified prior to [March 31, 2001]. Any Notice of Claim or Notice of Possible Claim shall set forth the representations, warranties, covenants and agreements with respect to which the claim is made, the facts giving rise to and alleged basis for the claim and the amount of liability, if known, asserted by reason of the claim.

      5.4 Defense of Claims by Third Parties. If any claim is made against a party that, if sustained, would give rise to a liability of the other party under this agreement, the party against whom the claim is made shall promptly cause notice of the claim to be delivered to the other party and shall afford the other party and its counsel, at the other party's sole expense, the opportunity to defend or settle the claim. The failure to provide the notice referred to above shall not relieve the indemnifying party of liability under this agreement, except to the extent the Indemnifying Party has actually been prejudiced by such failure. If any claim is compromised or settled without the consent of the indemnifying party, no liability shall be imposed on the indemnifying Party by reason of the claim.

      5.5 Method of Payment. Upon consummation of the Merger, NET shall be entitled to satisfy claims for indemnification pursuant to this section 5 from the Escrow Shares. To the extent that NET is entitled to indemnification under this section 5, the Escrow Shares shall be valued in accordance with the provisions of section 1.5(e)(i), mutatis mutandis. NET may not receive any Escrow Shares from the Escrow Fund, unless and until Notices of Claims identifying actual damages and aggregating at least $25,000 has been delivered to the Escrow Agent as provided in the Escrow Agreement, and such amount is determined pursuant to this section 5 and the Escrow Agreement to be payable, in which case NET shall be entitled to receive Escrow Shares equal in value to the full amount of the damages (including the first $25,000 of such damages.)

      5.6 Maximum Liability and Remedies. The rights of NET to make claims upon the Escrow Shares in accordance with this section 5 shall be the sole and exclusive remedy of NET after the Effective Time with respect to any representation, warranty, covenant or agreement made by CW or the Stockholders under this agreement (other than those set forth in sections 3.1, 3.2, 3.3, 3.14, 3.16, 3.20, 4.8, 6.1(b), 6.1(c) and 8.2 (the
"Exception Provisions")) and no former stockholder, optionholder, warrantholder, director, officer, employee or agent of CW shall have any personal liability to NET under this agreement after the Effective Time (other than for a misrepresentation or breach of warranty or agreement under the Exception Provisions). To the extent NET is entitled to indemnification under this agreement and the actual damages exceed the value of the Escrow Shares, the Stockholders shall have no liability or obligation, except to the extent of any actual damages resulting from a misrepresentation or breach of warranty or agreement under the Exception Provisions.

6. Other Agreements

      6.1 Agreements of Stockholders

            (a) Neither CW nor any Stockholder shall, directly or indirectly, engage in any discussions with any other person or entity (other than NET and its affiliates) relating to the transactions contemplated by this agreement or relating to any other acquisition, merger, financing or similar transaction involving CW or its business. If a third party seeks to engage in any such discussion with CW or any Stockholder, CW and the Stockholders shall as promptly as practicable so advise NET.

            (b) Each Stockholder shall vote all the shares of NET Common Stock issued to him or her under this agreement in favor of the Mergers (as defined in the agreement and plan of merger dated June 28, 1999 among NET, Common Places, LLC, YouthStream Media Networks, Inc., Nunet, Inc., Nucommon, Inc., Harlan D. Peltz, Benjamin Bassi, William Townsend and Mark Palmer at the stockholders meeting referred to in section 4.8 of that agreement and against any other transaction or proposal that might conflict with the consummation of such Mergers.

            (c) (i) No Stockholder may at any time after the Effective Time disclose to anyone (except in connection with the performance of services for, or otherwise on behalf of, NET or any of its subsidiaries) or use in competition with NET or any of its subsidiaries any confidential information or trade secrets with respect to the business of NET or any of its subsidiaries; provided, however, any such individual may disclose confidential information or trade secrets to the extent required by applicable law.

                  (ii) No Stockholder may, as long as he is an employee of NET or any of its subsidiaries and for a period of 30 months thereafter, directly or indirectly, solicit for employment or hire any person who, during the 12-month period preceding the date of solicitation or hiring, was an employee of NET or any of its subsidiaries.

                  (iii) No Stockholder may, as long as he is an employee of NET or any of its subsidiaries and for a period of 30 months thereafter, except through NET or any of its subsidiaries, directly or indirectly, engage or be interested in (A) the business of developing and operating an Internet portal or hub targeted primarily to individuals between the ages of 16 and 25, (B) any business directly competitive with any business NET or any of its subsidiaries is engaged in at the time of his termination of employment or (C) any business directly competitive with a business developed from a project in which he was involved during his employment (any such business, a "Restricted Business"); provided, however, that nothing in this paragraph shall limit the right of any such individual to be employed by a media or Internet company whose businesses include a Restricted Business, as long as he does not provide any services to that Restricted Business. For this purpose, a person shall be deemed to be directly or indirectly engaged or interested in a business or entity, if he is engaged or interested in that business or entity as a stockholder, member, partner, individual proprietor, director, officer, employee, agent, lender, consultant or otherwise, but not if his interest is limited solely to the ownership of 5% or less of any class of the equity or debt securities of a corporation as to which he has only a passive role.

                  (iv) Each Stockholder acknowledges that the remedy at law for breach of the provisions of this section 6.1(c) will be inadequate and that, in addition to any other remedy NET or any of its subsidiaries may have, it will be entitled to an injunction restraining any such breach or threatened breach, without any bond or other security being required and without the necessity of showing actual damages or economic loss.

      6.2 Pigggyback Registration. If the transactions contemplated by the agreement and plan of merger referred to in section 6.1(b) are not consummated by November 30, 1999 and NET at any time thereafter proposes for any reason to register shares of NET Common Stock under the Act (other than on Form S-4 or S-8 promulgated under the Act or any successor forms), and at such time any Stockholder is not permitted to sell all the shares of NET Common Stock issued to him or her under section 1 pursuant to Rule 144(k) under the Act, then NET shall promptly give written notice to the Stockholders of its intention so to register such shares and, upon the written request, delivered to NET within 10 days after delivery of any such notice by NET, of the Stockholders to include in such registration shares of NET Common Stock issued pursuant to section 1 (which request shall specify the number of shares proposed to be included in such registration), NET shall use its best efforts to cause all such shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that, if the managing underwriter advises NET that the inclusion of all shares requested to be included in such registration would interfere with the successful marketing (including pricing) of any other shares proposed to be registered by NET, then the number of shares proposed to be included in such registration shall be included in the following order of priority:

                  (i)   first, the shares to be issued by NET;

                  (ii) second, the other shares requested to be included in such registration (or, if necessary, pro rata among the holders thereof, based upon the number of shares requested to be registered by each such holder).

The Stockholders may include shares of NET Common Stock in a registration pursuant to this section 6.2 on one occasion only; provided, however, that, if the Stockholders wish to include shares of NET Common Stock in a registration pursuant to this section 6.2 and the number of shares sought to be included pursuant to this section 6.2 is reduced as set forth above, the Stockholders may include the shares sought to be, but that were not, included in one or more additional registrations in accordance with this section 6.2, until all such shares shall have been so included. In connection with any such registration, the parties shall cooperate with each other and execute and deliver such documents and agreements as are customary in the circumstances.

      6.3 Employment Agreements. Immediately before the Effective Time, the Stockholders shall execute and deliver the respective employment agreements in substantially the forms attached as exhibits 6.3(a) and 6.3(b), and NET shall cause Common Places, LLC to execute and deliver such agreements.

7. Termination, Amendment and Waiver

      7.1 Termination. This agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of NET:

            (a) by mutual consent of the boards of directors of NET and CW;

            (b) by CW, if the option granted pursuant to the agreement dated August __, 1999 among NET, CW and the Stockholders (as defined therein) terminates without having been exercised; or

            (c) by NET, at any time or for any reason.

            In the event of termination or abandonment of the Merger pursuant to this section 7.1, written notice of termination shall promptly be given to each other party to this agreement.

      7.2 Effect of Termination. The termination of this agreement under section
7.1 shall not relieve any party of any liability for breach of warranty of this agreement or misrepresentation prior to the date of termination.

      7.3 Amendment. This agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

      7.4 Waiver. Any term or provision of this agreement may be waived in writing at any time by the party that is entitled to the benefits of that term or provision.

8. Miscellaneous

      8.1 Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event any of the provisions of this agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that they shall be entitled to an injunction to prevent breaches of this agreement and to enforce specifically the terms and provisions of this agreement in any federal or state court located in the Borough of Manhattan in the city of New York (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

      8.2 Expenses. Each of the parties shall bear its own expenses in connection with the transactions contemplated by this agreement, and no party shall have any liability to the others with respect to those expenses.

      8.3 Validity. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which shall remain in full force and effect, unless the invalidity or unenforceability of such provision would (a) result in such a material change to this agreement as to be unreasonable, or (b) materially or adversely frustrate the obligations of the parties in this agreement as originally written.

      8.4 Notices. All notices, requests, claims, demands and other communications under this agreement shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile transmission with confirmation of receipt, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

            if to NET or New CW,
            to it at:

            c/o Network Event Theater, Inc.
            529 Fifth Avenue, 7th Floor
            New York, New York 10017
            Attention: Bruce L. Resnik, Executive Vice President and Chief
                       Financial Officer
            Fax No.: (212) 622-7370

            if to CW or a Stockholder,  to it or him at:

            800 West Cummings Park
            Suite 3100
            Woburn, Massachusetts 01801
            Attention: J. Alexander Chriss,
                       President and Chief Executive Officer
            Fax No.: 781-935-9292

or to such other address as the person or entity to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt of notice of the change).

      8.5 Governing Law. This agreement shall be governed by and construed in accordance with the law of the state of New York, regardless of the law that might otherwise govern under principles of conflicts of laws applicable to this agreement, except that the provisions of this agreement subject to the Law shall be governed by and construed in accordance with the Law.

      8.6 Headings. The headings in this agreement are for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this agreement.

      8.7 Parties in Interest. This agreement shall be binding upon and inure solely to the benefit of each party to this agreement, and nothing in this agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature under or by reason of this agreement.

      8.8 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

      8.9 Certain Definitions

            (a) "Material Adverse Effect" means any adverse change in the business or financial condition of a company or its subsidiaries that is material to that company and its subsidiaries taken as a whole.

            (b) A "subsidiary" of any entity is another entity a majority of the outstanding voting securities of which are beneficially owned by the first entity.

            (c) "Tax" means all taxes or similar governmental charges, duties, imposts or levies (including, without limitation, income taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, employee withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes, customs duties or windfall profits taxes), together with any related liabilities, penalties, fines, additions to tax or interest, imposed by any country, any state, county, provincial or local government or any subdivision or agency of any of the foregoing.

      8.10 Entire Agreement. This agreement and the schedule and exhibits to this agreement constitute the entire agreement among the parties with respect to their subject matter and supersede all prior agreements and understandings, both written and oral, among the parties with respect to that subject matter.

                                            NETWORK EVENT THEATER, INC.

                                            By:________________________________


                                            NEW CW, INC.

                                            By:________________________________


                                            COLLEGEWEB.COM, INC.

                                            By:________________________________


                                            ___________________________________
                                            J. Alexander Chriss, Individually


                                            ___________________________________
                                            Todd M. Ragaza, Individually

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1. The Merger..................................................................1
   1.1      The Merger.........................................................1
   1.2      Consummation of the Merger.........................................1
   1.3      Organizational Documents...........................................1
   1.4      Directors and Officers and Managers................................1
   1.5      Conversion.........................................................1
   1.6      Exchange of Certificates Representing NET Common Stock.............2

2. Representations and Warranties of NET.......................................3
   2.1      Organization and Qualification.....................................3
   2.2      Authority for this Agreement.......................................3
   2.3      Capitalization.....................................................3
   2.4      Absence of Certain Changes.........................................4
   2.5      Reports............................................................5
   2.6      Consents and Approvals; No Violation...............................5
   2.7      Brokers............................................................5

3. Representations and Warranties of CW and the Stockholders...................6
   3.1      Organization and Qualification.....................................6
   3.2      Capitalization.....................................................6
   3.3      Authority for this Agreement.......................................6
   3.4      Absence of Certain Changes.........................................6
   3.5      Financial Statements and other Information.........................7
   3.6      Absence of Undisclosed Liabilities.................................7
   3.7      Consents and Approvals; No Violation...............................7
   3.8      Employee Benefit Matters...........................................8
   3.9      Litigation, Etc....................................................9
   3.10     Tax Matters.......................................................10
   3.11     Compliance with Law...............................................10
   3.12     Contracts.........................................................10
   3.13     Title to Assets...................................................11
   3.14     Related Party Transactions........................................11
   3.15     Permits and Licenses..............................................11
   3.16     Banks; Powers of Attorney.........................................11
   3.17     Intangible Property...............................................11
   3.18     Insurance.........................................................12
   3.19     Website Information...............................................12
   3.20     Brokers...........................................................12

4. Covenants..................................................................12
   4.1      Confidentiality...................................................12
   4.2      Public Announcements..............................................12
   4.3      Employment Agreements.............................................12
   4.4      Ordinary Course of Business.......................................12

   4.5      Restricted Activities and Transactions............................12
   4.6      Access to Records and Properties; Opportunity to Ask Questions....14
   4.7      Supplements to Written Disclosures and Financial Statements.......14
   4.8      Further Assurances................................................14

5. Indemnification and Related Matters........................................14
   5.1      Indemnification...................................................14
   5.2      Related Matters...................................................15
   5.3      Time and Manner of Certain Claims.................................15
   5.4      Defense of Claims by Third Parties................................15

6. Other Agreements...........................................................16
   6.1      Agreements of Stockholders........................................16
   6.2      Pigggyback Registration...........................................17
   6.3      Employment Agreements.............................................18

7. Termination, Amendment and Waiver..........................................18
   7.1      Termination.......................................................18
   7.2      Effect of Termination.............................................18
   7.3      Amendment.........................................................18
   7.4      Waiver............................................................18

8. Miscellaneous..............................................................18
   8.1      Enforcement of the Agreement......................................18
   8.2      Expenses..........................................................19
   8.3      Validity..........................................................19
   8.4      Notices...........................................................19
   8.5      Governing Law.....................................................20
   8.6      Headings..........................................................20
   8.7      Parties in Interest...............................................20
   8.8      Counterparts......................................................20
   8.9      Certain Definitions...............................................20
   8.10     Entire Agreement..................................................21


                                       ii